              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 ON JULY 19, 2000

                           REGISTRATION NO. 333-31268

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                       REGISTRATION STATEMENT ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                           CASELLA WASTE SYSTEMS, INC.
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                   ------------------------------------------
         (State or other Jurisdiction of Incorporation or Organization)

                                   03-0338873
                     ---------------------------------------
                     (I.R.S. Employer Identification Number)

                   25 Greens Hill Lane, Rutland, Vermont 05701
                                 (802) 775-0325
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 John W. Casella
                      President and Chief Executive Officer
                           Casella Waste Systems, Inc.
                               25 Greens Hill Lane
                             Rutland, Vermont 05701
                                 (802) 775-0325
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                             Jeffrey A. Stein, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
            ---------------------------------------------------------

      Approximate date of commencement of proposed sale to the public: N/A

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         DEREGISTRATION OF COMMON STOCK

      On February 28, 2000, Casella Waste Systems, Inc. (the "Company") filed a Registration Statement on Form S-3, Registration No. 333-31268 (the "Registration Statement"), for the resale of 919,953 shares of Class A Common Stock, $.01 par value per share (the "Common Stock") of the Company. The Company had issued or committed to issue such shares of Common Stock to certain persons in exchange for their ownership interests in Alternate Energy, Inc. ("AEI") and Rochester Environmental Park, LLC ("REP") pursuant to an Agreement dated as of December 30, 1999, and amended as of February 3, 2000, by and among the Company, AEI, REP and Robert S. Gundersen (the "Agreement"). The Agreement was subsequently amended by an agreement dated as of April 21, 2000 by and among the Company, Robert S. Gundersen and the other persons named on the signature pages thereto (the "April Agreement"). Pursuant to the April Agreement, the Company is no longer required to register the shares originally issued as described above. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the shares of Common Stock formerly registered for resale under the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, Vermont, as of this 19th day of July, 2000.

                                     CASELLA WASTE SYSTEMS, INC.
                                     (Registrant)

                                     By: /s/ John W. Casella
                                     ---------------------------
                                     John W. Casella
                                     President, Director and
                                     Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on this 19th day of July, 2000.



Name                             Title                          Date
----                             -----                          ----

 /s/ John W. Casella             President, Chief Executive     July 19, 2000
-----------------------------    Officer and Director
John W. Casella                  (Principal Executive Officer)

          *                      Senior Vice President,         July 19, 2000
-----------------------------    Chief Operating Officer and
James W. Bohlig                  Director

          *                      Senior Vice President and      July 19, 2000
-----------------------------    Chief Financial Officer
Jerry S. Cifor                   (Principal Accounting and
                                  Financial Officer)

          *                      Chairman of the                July 19, 2000
-----------------------------    Board of Directors
Ross Pirasteh

          *                      Director                       July 19, 2000
-----------------------------
Douglas R. Casella

          *                      Director                       July 19, 2000
-----------------------------
John F. Chapple III

          *                      Director                       July 19, 2000
-----------------------------
Gregory B. Peters

          *                      Director                       July 19, 2000
-----------------------------
George J. Mitchell

          *                      Director                       July 19, 2000
-----------------------------
Wilbur L. Ross, Jr.

          *                      Director                       July 19, 2000
-----------------------------
Martin J. Sergi




*  BY: /s/ John W. Casella
      -----------------------
         John W. Casella
         Attorney-in-Fact